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Gary R. Henrie Attorney at Law

Telephone:     (702) 616-3093
Facsimile:     (702) 263-8102
E-mail:        grhlaw@hotmail.com

10616 Eagle Nest Street
Las Vegas, NV 89141

April 23, 2003

Resolution Assistance corporation
4722 W. Harkness Dr.
West Jordan, UT 84088
Attention: C. Brenton Woods, President

Re:  Resolution Assistance Corporation's Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel for Resolution Assistance Corporation, a Utah corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration
Statement") filed with the Securities and Exchange Commission
(the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto;
(b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, I have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the common stock to be sold by the Company, upon proper payment therefore, will be validly issued, fully paid and nonassessable. This opinion is based on Utah general corporate law.


Very truly yours,


/s/ Gary R. Henrie
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Gary R. Henrie, attorney



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Resolution Assistance Corporation
April 23, 2003
Page 2


I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,


/s/ Gary R. Henrie
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Gary R. Henrie, attorney

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